Exhibit 8.2

[PWSP Letterhead]

March 21, 2017

Pacific Continental Corporation

111 West 7th Avenue

Eugene, Oregon 97401

Ladies and Gentlemen:

We have acted as counsel to Pacific Continental Corporation, an Oregon corporation (the “Company”), in connection with its combination with Columbia Banking System, Inc., a Washington corporation (“Parent”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 9, 2017, by and among Parent, the Company and, from and after its accession, Coast Merger Sub, a to-be-formed Oregon corporation and wholly owned subsidiary of Parent (“Merger Sub”). Under the Merger Agreement, Merger Sub will merge with and into the Company (the “First Merger”), with the Company as the surviving corporation, and immediately thereafter, and as part of a single integrated transaction, the Company will merge with and into Parent (the “Subsequent Merger”), with Parent as the surviving corporation. Terms used but not defined herein have the meaning ascribed to them in the Merger Agreement.

Parent has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 (the “Registration Statement”), of which the Joint Proxy Statement/Prospectus is a part, in connection with the registration under the Securities Act of 1933 (the “Act”) of shares of its common stock to be issued incident to the First Merger.

For purposes of rendering this opinion we have examined and are relying upon (without any independent investigation or review) the truth, correctness and completeness at all relevant times of the statements, covenants, representations and warranties contained in the Merger Agreement, tax representation letters dated the date hereof delivered to us by the Company and Parent pursuant to Section 6.7(b) of the Merger Agreement containing their respective tax-related representations (the “Tax Representation Letters”), the Joint Proxy Statement/Prospectus and the Registration Statement (each as amended or supplemented through the date hereof) and such other instruments and documents as we have deemed necessary or appropriate.

Pacific Continental Corporation

March 21, 2017

Further, for purposes of rendering this opinion we have made the following assumptions (without any independent investigation or review):

(a) original documents submitted to us (including signatures) are authentic, documents submitted to us as copies conform to the original documents and all such documents either have been or will be by the Effective Time duly and validly executed and delivered where such execution and delivery are prerequisites to effectiveness;

(b) the Merger will be consummated in the manner described in the Joint Proxy Statement/Prospectus and the Registration Statement and in accordance with the provisions of the Merger Agreement;

(c) all representations, warranties and statements made or agreed to by the Company, Parent or their respective officers and directors in connection with the First Merger or the Subsequent Merger, including but not limited to those set forth in the Merger Agreement, the Tax Representation Letters, the Joint Proxy Statement/Prospectus (including the purposes of the Company and Parent for consummating the First Merger and the Subsequent Merger) and the Registration Statement, are true, correct and complete at all relevant times (including in updated Tax Representation Letters executed by appropriate officers of the Company and Parent, respectively, as of the Effective Time), and any such representation, warranty or statement (i) relating to the absence of any plan, intention, understanding or agreement signifies that there is, in fact, no such plan, intention, understanding or agreement or (ii) qualified by belief or knowledge (or similarly qualified) is true, correct and complete without such qualification;

(d) the transactions, conditions, covenants and agreements contained in the Merger Agreement and the Tax Representation Letters will be performed without waiver or breach of any material provision; and

(e) the Company, Parent and their respective subsidiaries will treat the First Merger and the Subsequent Merger for U.S. federal income tax purposes, and will report the First Merger and the Subsequent Merger on their respective U.S. federal income tax returns, in a manner consistent with the opinion set forth below.

If any of the above described assumptions is untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Merger Agreement, the Tax Representation Letters, the Joint Proxy Statement/Prospectus or the Registration Statement, our opinion as expressed below may be adversely affected.

Based solely on the information, and subject to the assumptions, qualifications and limitations, set forth herein and in the Joint Proxy Statement/Prospectus and the Registration Statement, we hereby confirm that the discussion contained in the Joint

Pacific Continental Corporation

March 21, 2017

Proxy Statement/Prospectus under the heading “Material U.S. Federal Income Tax Consequences of the Mergers,” to the extent such discussion expresses conclusions as to the application of U.S. federal income tax law, constitutes our opinion.

The opinion expressed herein is based upon laws, judicial decisions and administrative regulations, rulings and practice, all as in effect on the date hereof and all of which are subject to change, either on a prospective or retroactive basis. The foregoing opinion is limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other U.S. federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of subsequent changes relating to matters considered herein or of any subsequent changes in applicable law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and in the Joint Proxy Statement/Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ PILLSBURY WINTHROP SHAW PITTMAN LLP